As filed with the U.S. Securities and Exchange Commission on May 8, 2018

Registration No.  333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

IMPERVA, INC.
(Exact name of Registrant as specified in its charter)

Delaware	03-0460133
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

3400 Bridge Parkway Redwood Shores, CA 94065
(Address of principal executive offices)

IMPERVA, INC. 2011 EMPLOYEE STOCK PURCHASE PLAN IMPERVA, INC. AMENDED AND RESTATED 2015 EQUITY INDUCEMENT PLAN
(Full title of the plans)

Mike Burns Chief Financial Officer Imperva, Inc. 3400 Bridge Parkway Redwood Shores, CA 94065
(Name and address of agent for service)
(650) 345-9000
(Telephone number, including area code, of agent for service)

Copies to:

Trâm Phi, Esq. Senior Vice President and General Counsel Imperva, Inc. 3400 Bridge Parkway Redwood Shores, CA 94065 Telephone: (650) 345-9000	David A. Bell, Esq. Fenwick & West LLP 801 California Street Mountain View, CA 94041 Telephone: (650) 988-8500

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, $0.0001 par value per share — 2011 Employee Stock Purchase Plan	342,338(2)	$38.03(3)	$13,019,115(3)	$1,620
Common stock, $0.0001 par value per share — Amended and Restated 2015 Equity Inducement Plan	200,000(4)	$44.74(5)	$8,948,000(5)	$1,115
Total	542,338		$21,967,115	$2,735

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall cover any additional shares of the Registrant’s Common Stock that become issuable under the 2011 Employee Stock Purchase Plan (the “2011 ESPP”) and Amended and Restated 2015 Equity Inducement Plan (the “2015 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.

(2)

Represents additional shares automatically reserved for issuance under the 2011 ESPP. Shares available for issuance under the 2011 ESPP were previously registered on Registration Statements on Form S-8 filed with the Securities and Exchange Commission (“SEC”) on November 9, 2011 (Registration No. 333-177845), February 16, 2012 (Registration No. 333-179552), February 21, 2013 (Registration No. 333-186779), February 28, 2014 (Registration No. 333-194208), March 2, 2015 (Registration No. 333-202423), May 9, 2016 (Registration No. 333-211221) and May 8, 2017 (Registration No. 333-217756).

(3)

Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act and based upon the average of the high and low sales prices reported on the NASDAQ Global Select Market on May 2, 2018. This amount is multiplied by 85%, which is the percentage of the price per share applicable to purchases under the 2011 ESPP.

(4)

Represents additional shares reserved for issuance under the 2015 Plan. Shares available for issuance under the 2015 Plan were previously registered on Registration Statements on Form S-8 filed with the SEC on November 5, 2015 (Registration No. 333-207825), August 10, 2017 (Registration No. 333-219850) and January 2, 2018 (Registration No. 333-222380).

(5)

Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act and based upon the average of the high and low sales prices reported on the NASDAQ Stock Market on May 2, 2018.

Proposed sales to take place as soon after the effective date of the Registration Statement as awards are granted, exercised or distributed under the 2011 ESPP and 2015 Plan, as applicable.

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, the Registrant is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register an additional 342,338 shares under its 2011 Employee Stock Purchase Plan (the “ESPP”), pursuant to the provision of the ESPP providing for an automatic increase in the number of shares reserved for issuance thereunder. With respect to the ESPP, this Registration Statement on Form S-8 hereby incorporates by reference the contents of the Registrant’s Registration Statements on Form S-8 filed with the Commission on November 9, 2011 (Registration No. 333-177845), February 16, 2012 (Registration No. 333-179552), February 21, 2013 (Registration No. 333-186779), February 28, 2014 (Registration No. 333-194208), March 2, 2015 (Registration No. 333-202423), May 9, 2016 (Registration No. 333-211221) and May 8, 2017 (Registration No. 333-217756).

The Registrant is also filing this Registration Statement to register an additional 200,000 shares under the Registrant’s Amended and Restated 2015 Equity Inducement Plan (the “2015 Plan”). With respect to the 2015 Plan, this Registration Statement on Form S-8 hereby incorporates by reference the contents of the Registrant’s Registration Statements on Form S-8 filed with the Commission on November 5, 2015 (Registration No. 333-207825), August 10, 2017 (Registration No. 333-219850) and January 2, 2018 (Registration No. 333-222380).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit Number	Footnote	Description
4.1	1	Form of Restated Certificate of Incorporation of the Registrant
4.2	2	Amended and Restated Bylaws of the Registrant
4.3	3	Specimen certificate evidencing shares of common stock
5.1	*	Opinion of Fenwick & West LLP
23.1	*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
23.2	*	Consent of Fenwick & West LLP (included in Exhibit 5.1)
24.1	*	Power of Attorney (included on signature page to this Registration Statement)
99.1	*	Amended and Restated 2015 Equity Inducement Plan and Forms of Agreement and Subplan thereunder
99.2	4	2011 Employee Stock Purchase Plan

____________________________

*	Filed herewith.
[1]	Filed as Exhibit 3.3 to Amendment No. 4 to the Registration Statement on Form S-1 (File No. 333-175008) filed by the Registrant on October 28, 2011 and incorporated herein by reference.
[2]	Filed as Exhibit 3.1 to the Form 8-K (File No. 001-35338) filed by the Registrant on December 20, 2017 and incorporated herein by reference.
[3]	Filed as Exhibit 4.1 to Amendment No. 4 to the Registration Statement on Form S-1 (File No. 333-175008) filed by the Registrant on October 28, 2011 and incorporated herein by reference.
[4]	Filed as Exhibit 10.19 to Amendment No. 4 to the Registration Statement on Form S-1 (File No. 333-175008) filed by the Registrant on October 28, 2011 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood Shores, State of California, this 8th day of May, 2018.

IMPERVA, INC.

By:	/s/ Mike Burns
Mike Burns
Chief Financial Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Christopher S. Hylen and Mike Burns, and each of them acting individually (with full power to each of them to act alone), his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution in each of them, in any and all capacities, to sign for him or her and in his or her name in the capacities indicated below any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated below.

Signature	Title	Date

/s/ Allan Tessler Allan Tessler	Chairman of the Board	May 8, 2018

/s/ Christopher S. Hylen Christopher S. Hylen	President, Chief Executive Officer and Director (Principal Executive Officer)	May 8, 2018

/s/ Mike Burns Mike Burns	Chief Financial Officer (Principal Accounting and Financial Officer)	May 8, 2018

/s/ Albert Pimentel Albert Pimentel	Director	May 8, 2018

/s/ Roger Sippl Roger Sippl	Director	May 8, 2018

/s/ Randall Spratt Randall Spratt	Director	May 8, 2018

/s/ James Tolonen James Tolonen	Director	May 8, 2018